SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NORDIC Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Incorporation or Organization)	47-4666001 (I.R.S. Employer Identification Number)

150 East 52nd Street, 3rd Floor New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207312

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock, $0.01 par value per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.     DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Nordic Realty Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-207312), as amended and supplemented (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Common Stock under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement. Any such description or information contained in any prospectus relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference into this Form 8-A.

ITEM 2     EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NORDIC REALTY TRUST, INC.

Date: January 25, 2016	By:	/s/ Bjarne Eggesbø
		Name:	Bjarne Eggesbø
		Title:	Chief Executive Officer

Signature Page to 8-A